Exhibit 99.1

IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTICT OF NEW YORK

IN RE IDEANOMICS, INC. DERIVATIVE LITIGATION	Lead Case No. 1:20-cv-05333-GBD

STIPULATION OF SETTLEMENT

This Stipulation of Settlement (the “Stipulation”) is made and entered into by the following Parties (as defined herein in ¶1.18 below), each by and through their respective counsel: (1) plaintiffs in the above-captioned consolidated stockholder derivative action (the “Consolidated Action”), Ali Toorani (“Toorani”) and Joe Elleisy, Jr. (“Elleisy”) (“Derivative Plaintiffs”), plaintiff to the shareholder derivative action captioned Zare v. Wu, et al., 3:20-cv-608, pending in the United States District Court for the District of Nevada (the “Nevada Action,” and together with the Consolidated Action, the “Actions”), Alireza Zare (“Zare,” and collectively with Derivative Plaintiffs, “Plaintiffs”); (2) individual defendants Zheng Wu a/k/a Bruno Wu, Bing Yang, Robert G. Benya, Alfred Poor, Conor McCarthy, James S. Cassano, Harry Edelson, Jerry Fan, Steve Fadem, Shane McMahon, Federico Tovar, and John Wallace (the “Settling Individual Defendants”); and (3) nominal defendant Ideanomics, Inc. (“IDEX” or the “Company,” and together with the Settling Individual Defendants, “Settling Defendants”) (“Settling Parties” refers collectively to the Settling Defendants and Plaintiffs).1

This Stipulation, subject to court approval, is intended to fully, finally, and forever resolve, discharge, and settle any and all Released Claims (as defined herein in ¶1.25 below), upon the

1 Although only filed in the Consolidated Action, this Stipulation also resolves the Nevada Action. Within five (5) days after the Effective Date (defined herein), Plaintiff Zare will voluntarily dismiss the Nevada Action with prejudice. terms and subject to the conditions set forth herein.

I.	FACTUAL AND PROCEDURAL BACKGROUND

The Actions allege that the Individual Defendants breached their fiduciary duties to the Company by making a series of materially false and misleading statements and omissions regarding IDEX’s business, operations, and prospects, mismanaging the Company, and failing to maintain an adequate system of oversight, disclosure, and internal controls. First, Plaintiffs allege that between February 1, 2017 and November 13, 2018, certain of the Individual Defendants caused the Company to misrepresent its crude oil business and purported blockchain technology, while engaging in related party transactions with the Company’s Executive Chairman and Chief Executive Officer at the time. Second, Plaintiffs allege that beginning on March 20, 2020, the Individual Defendants caused the Company to misleadingly promote its purported “one million square foot EV expo center” in Qingdao, China.

A.	The Consolidated Action

On July 10, 2020, Plaintiff Toorani filed a Verified Shareholder Derivative Complaint on behalf of IDEX against the Individual Defendants, asserting claims for breach of fiduciary duties, violations of Section 14(a) of the Securities and Exchange Act of 1934 (the “Exchange Act”), unjust enrichment, abuse of control, gross mismanagement, and waste of corporate assets (the “Toorani Action”), in the United States District Court for the Southern District of New York (the “Court”).

On August 28, 2020, the represented parties in the Toorani Action filed a joint stipulation to stay the action pending one of certain triggering events, including: (i) the entry of orders to dismiss or deny motions to dismiss in related securities class actions, including Rudani v. Ideanomics, Inc. et al, 1:19-cv-06741-GBD (S.D.N.Y) and In re Ideanomics, Inc. Securities Litigation, 1:20-cv-04944-GBD (S.D.N.Y.) (together, the “Securities Class Actions”); (ii) a joint request by the represented parties to lift the stay; (iii) notice by Plaintiff Toorani to lift the stay in the event a related derivative action is filed with a court and not stayed after 30 days of its filing; and (iv) an order of the Court to terminate the stay.

On September 11, 2020, Plaintiff Elleisy filed a similar Verified Shareholder Derivative Complaint on behalf of IDEX against the Individual Defendants, asserting claims for breach of fiduciary duties, violations of Section 14(a) of the Exchange Act, and for contribution under Sections 10(b) and 21D of the Exchange Act (the “Elleisy Action”), in the Court.

On October 2, 2020, the Court entered an order consolidating the Toorani and Elleisy Actions to form the Consolidated Action and appointing The Rosen Law Firm, P.A. and The Brown Law Firm, P.C. as Co-Lead Counsel for Derivative Plaintiffs in the Consolidated Action. The Court also temporarily stayed the represented defendants’ obligation to move, answer, plead or otherwise respond to the complaint filed in the Elleisy Action.

On January 29, 2021, the parties to the Consolidated Action requested the Court to adjourn the Initial Pretrial Conference and all related deadlines in the Consolidated Action for at least 90 days in light of a forthcoming mediation (discussed below), which the Court so-ordered on February 4, 2021.

B.	The Nevada Action

On October 27, 2020, Plaintiff Zare filed a similar Verified Shareholder Derivative Complaint on behalf of IDEX against certain of the Individual Defendants, asserting claims for breach of fiduciary duties, gross mismanagement, and for contribution under Sections 10(b) and 21D of the Exchange Act in the United States District Court for the District of Nevada.

On November 23, 2020, the parties to the Nevada Action filed a joint stipulation to extend the time to answer or otherwise respond to the complaint in the Nevada Action. The court so-ordered the stipulation on November 24, 2020, extending the response deadline for the defendants named therein to December 4, 2020.

On December 4, 2020, in light of the Securities Class Actions, the parties to the Nevada Action filed a joint stipulation to temporarily stay the action until either of the parties provided fifteen (15) days’ written notice that they no longer consented to the voluntary stay, which the court so-ordered on December 7, 2020.

C.	Settlement Negotiations

On April 8, 2021, and April 9, 2021, in anticipation of a mediation, Settling Defendants exchanged substantive mediation briefs with Derivative Plaintiffs and separately with Plaintiff Zare, addressing the allegations in the Actions, including arguments and defenses relating to liability and damages. On April 9, 2021, Derivative Plaintiffs also provided Settling Defendants with a settlement demand that included a comprehensive corporate governance reforms proposal. On April 18, 2021, Plaintiff Zare also provided Settling Defendants a comprehensive settlement demand with a corporate governance reforms proposal. On April 21-22, 2021, the Settling Parties participated in a two-day mediation via Zoom with experienced JAMS mediator, Jed D. Melnick, Esq. (the “Mediator”). Although progress was made during the mediation, the Settling Parties were unable to reach an agreement to settle the claims in the Actions. Thereafter, the Settling Parties continued to negotiate at arm’s-length and with the assistance of the Mediator.

On May 11, 2021, the parties to the Consolidated Action submitted a joint letter to the Court, informing the Court of the Settling Parties’ continued dialogue and ongoing discussions concerning settlement and requesting the Court to adjourn the initial pretrial conference scheduled in the Consolidated Action. The Court entered an order the following day, on May 12, 2021, adjourning the initial pretrial conference until August 24, 2021.

The Settling Parties continued to engage in good faith settlement negotiations in the months following the Mediation, including by exchanging various drafts of proposed corporate governance reforms, until they reached an agreement-in-principle to settle the Actions. On May 17, 2021, the Settling Parties reached an agreement in principle on the material terms of the settlement, including the corporate governance reforms IDEX would adopt as consideration for the settlement, set forth in full in Exhibit A, hereto (the “Reforms”).

Only after the Settling Parties agreed in principle to the material terms of the proposed settlement, did they separately negotiate, at arm’s length, and with substantial assistance from the Mediator, the attorneys’ fees and expenses that would be payable to Plaintiffs’ Counsel in recognition of the substantial benefits achieved through the Settlement. On August 6, 2021, the Settling Parties agreed to the Mediator’s proposal of $450,000 for the attorneys’ fees and expenses to be paid to Plaintiffs’ Counsel by the Defendants’ insurers.

On August 12, 2021, the parties to the Consolidated Action submitted a joint letter to the Court informing the Court that the parties had reached an agreement in principle to settle the Consolidated Action and requesting the Court adjourn the initial pretrial conference as the parties anticipated filing a stipulation of settlement and motion for preliminary approval within 30 days of the Court’s adjournment. On August 17, 2021, the Court entered an order adjourning the initial conference to October 12, 2021. On October 4, 2021, the parties to the Consolidated Action requested an additional adjournment, as they finalized their agreement in principle, the terms of which are set forth in full in this Stipulation (the “Settlement”) and related preliminary approval motion.

On October 6, 2021, the Court entered an order adjourning all previously scheduled conferences and deadlines in the Consolidated Action, and scheduled a preliminary approval hearing for December 14, 2021, at 10:30 a.m.

II.	PLAINTIFFS’ CLAIMS AND THE BENEFITS OF SETTLEMENT

Plaintiffs believe that their derivative claims have substantial merit, and Plaintiffs’ entry into this Stipulation is not intended to be and shall not be construed as an admission or concession concerning the relative strength or merit of the claims alleged in the Actions. However, Plaintiffs and Plaintiffs’ Counsel (defined herein in ¶1.21 below) recognize and acknowledge the significant risk, expense, and length of continued proceedings necessary to prosecute the derivative claims against the Individual Defendants through trial and possible appeals. Plaintiffs’ Counsel also have taken into account the uncertain outcome and the risk of any litigation, especially in complex cases such as those comprising the Actions, as well as the difficulties and delays inherent in such litigation. Plaintiffs’ Counsel are also mindful of the inherent problems of establishing standing in derivative litigation, and the possible defenses to the claims alleged in the Actions.

Plaintiffs’ Counsel have conducted extensive investigation and analysis, including, inter alia: (i) reviewing and analyzing IDEX press releases, public statements, filings with the U.S. Securities and Exchange Commission (“SEC”); (ii) reviewing and analyzing securities analysts’ reports and advisories and media reports about the Company; (iii) reviewing and analyzing the pleadings contained in the Securities Class Actions; (iv) researching the applicable law with respect to the claims alleged and the potential defenses thereto; (v) preparing and filing the complaints in the Actions; (vi) researching and evaluating factual and legal issues relevant to the claims; (vii) conducting damages analyses and research into the Company’s corporate governance structure in connection with settlement efforts; (viii) preparing comprehensive written settlement demands and modified demands over the course of the Settling Parties’ settlement negotiations; (ix) preparing mediation statements; (x) participating in the two-day mediation and multiple follow-on settlement negotiations; (xi) engaging in settlement negotiations with Settling Defendants’ counsel regarding the specific facts, and perceived strengths and weaknesses of the Actions, and other issues in an effort to facilitate negotiations; and (xii) negotiating the material terms of the settlement, and negotiating and drafting this comprehensive Stipulation.

Based on Plaintiffs’ Counsel’s thorough review and analysis of the relevant facts, allegations, defenses, and controlling legal principles, Plaintiffs’ Counsel believe that the Settlement set forth in this Stipulation is fair, reasonable, and adequate, and confers substantial benefits upon IDEX. Based upon Plaintiffs’ Counsel’s evaluation, Plaintiffs have determined that the Settlement is in the best interests of IDEX and have agreed to settle the Actions upon the terms and subject to the conditions set forth herein.

III.	SETTLING DEFENDANTS’ DENIALS OF WRONGDOING AND LIABILITY

Settling Defendants have denied and continue to deny each and all of the claims and contentions alleged by Plaintiffs in the Actions. The Settling Defendants have expressly denied and continue to deny all charges of wrongdoing or liability against them arising out of any of the conduct, statements, acts, or omissions alleged, or that could have been alleged, in the Actions.

Nonetheless, the Settling Defendants have concluded that it is desirable for the Actions to be fully and finally settled in the matter and upon the terms and conditions set forth in this Stipulation. The Settling Defendants have also taken into account the uncertainty and risks inherent in any litigation, including but not limited to the challenges of engaging in international discovery, especially in complex cases like this. The Settling Defendants have, therefore, determined that it is in their best interests for the Actions to be settled in the manner and upon the terms and conditions set forth in this Stipulation.

Neither this Stipulation, nor any of its terms or provisions, nor entry of the Judgment (defined herein in ¶1.14 below), nor any document or exhibit referred or attached to this Stipulation, nor any action taken to carry out this Stipulation, is, may be construed as, or may be used as evidence of the validity or infirmity of any of the Released Claims or an admission by or against any Defendant of any fault, wrongdoing, or concession of liability or non-liability whatsoever.

IV.	TERMS OF STIPULATION AND AGREEMENT OF SETTLEMENT

NOW, THEREFORE, IT IS HEREBY STIPULATED AND AGREED by and among the undersigned counsel for the Settling Parties, in consideration of the benefits flowing to the Settling Parties from the Settlement, and subject to the approval of the Court, that the Released Claims shall be finally and fully compromised, settled, and released, and the Actions shall be dismissed with prejudice and with full preclusive effect as to all Parties, upon and subject to the terms and conditions of this Stipulation, as set forth below.

1.	DEFINITIONS

As used in this Stipulation, the following terms have the meanings specified below:

1.1             “Actions” means the Consolidated Action and the Nevada Action.

1.2              “Board” means IDEX’s Board of Directors.

1.3              “Claims” means claims, demands, rights, liabilities, losses, obligations, duties, damages, costs, debts, expenses, interest, penalties, sanctions, fees, attorneys’ fees, actions, potential actions, causes of action, suits, judgments, defenses, counterclaims, offsets, decrees, matters, issues, and controversies of any kind, nature, or description whatsoever, whether direct or derivative, known or unknown, disclosed or undisclosed, accrued or unaccrued, apparent or not apparent, foreseen or unforeseen, matured or not matured, suspected or unsuspected, liquidated or not liquidated, fixed or contingent, held at any point from the beginning of time to the date of the Stipulation’s execution.

1.4             “Consolidated Action” means the consolidated derivative action pending in this Court, captioned In re Ideanomics, Inc. Derivative Litigation, Lead Case No. 1:20-cv-05333- GBD (S.D.N.Y.).

1.5              “Court” means the United States District Court for the Southern District of New York.

1.6             “Current IDEX Stockholders” means any Person or Persons who are record or beneficial owners of IDEX stock as of the date of this Stipulation, and who continue to own IDEX common stock as of the date of the Settlement Hearing, and their successors-in-interest, excluding the Individual Defendants, the officers and directors of IDEX, members of their immediate families, and their legal representatives, heirs, successors, or assigns, and any entity in which any of the Individual Defendants has or has had a controlling interest.

1.7              “Defendants” means the Individual Defendants and nominal defendant, IDEX.

1.8             “Derivative Plaintiffs” means plaintiffs Ali Toorani and Joe Elleisy, Jr. in the Consolidated Action.

1.9             “Effective Date” means the date by which all of the events and conditions specified in Section IV (¶6.1) have been met and have occurred.

1.10           “Fee and Expense Award” means the terms of the sum to be paid to Plaintiffs’ Counsel for their attorneys’ fees and expenses, as detailed in Section IV (¶¶4.1, 4.2). of this Stipulation, subject to approval by the Court.

1.11           “Final” means when the last of the following, with respect to the Judgment approving this Stipulation, substantially in the form of Exhibit D, attached hereto, shall have occurred: (1) the expiration of the time to file a notice of appeal from the Judgment without a notice of appeal having been filed; or (2) if an appeal has been filed, the court of appeal has either affirmed the Judgment or dismissed that appeal and the time for any reconsideration or further appellate review has passed; or (3) if a higher court has granted further appellate review, that court has either affirmed the underlying Judgment or affirmed the court of appeal’s decision affirming the Judgment or dismissing the appeal.

1.12           “IDEX” or the “Company” means nominal defendant Ideanomics, Inc., and its affiliates, subsidiaries, predecessors, successors, and assigns.

1.13           “Individual Defendants” means Zheng Wu a/k/a Bruno Wu, Bing Yang, Robert G. Benya, Federico Tovar, Alfred Poor, Conor McCarthy, James S. Cassano, Harry Edelson, Steven Fadem, Jerry Fan, Shane McMahon, Jin Shi, John Wallace, Federico Tovar, Yang Chao, and Kang Zhao.

1.14           “Judgment” means the Order and Final Judgment entered by the Court that dismisses the Consolidated Action pursuant to the Settlement, substantially in the form of Exhibit D attached hereto.

1.15            “Mediator” means Jed D. Melnick, Esq. of JAMS.

1.16           “Nevada Action” means the shareholder derivative action pending in the United States District Court for the District of Nevada, captioned Zare v. Wu, et al., 3:20-cv-608 (D. Nev.).

1.17           “Notice” means the Notice of Pendency and Proposed Settlement of Stockholder Derivative Actions, substantially in the form of Exhibit C attached hereto.

1.18           “Parties” means Plaintiffs and Defendants.

1.19          “Person” means any natural person, individual, corporation, partnership, limited partnership, limited liability partnership, limited liability company, association, joint venture, joint stock company, estate, legal representative, trust, unincorporated association, government, or any political subdivision or agency thereof, any business or legal entity, and any spouse, heir, legatee, executor, administrator, predecessor, successor, representative, or assign of any of the foregoing.

1.20            “Plaintiffs” means Derivative Plaintiffs and plaintiff in the Nevada Action, Alireza Zare.

1.21           “Plaintiffs’ Counsel” means The Brown Law Firm, P.C. and The Rosen Law Firm, P.A., as Co-Lead Counsel for Derivative Plaintiffs, and Gainey McKenna & Egleston, as counsel for Plaintiff Zare in the Nevada Action.

1.22           “Preliminary Approval Order” means the Preliminary Approval Order entered by the Court that preliminarily approves the Settlement, authorizes the form and manner of providing notice of the Settlement to Current IDEX Stockholders, and sets a date for the Settlement Hearing, substantially in the form of Exhibit B attached hereto.

1.23           “Reforms” means the corporate governance reforms set forth in Exhibit A attached hereto, which the Company shall adopt, implement, and maintain, pursuant to and in accordance with this Stipulation.

1.24          “Related Persons” means, with respect to any Person, all of such Person’s current and former spouses, domestic partners, parents, associates, subsidiaries, affiliates, equity owners, officers, directors, employees, agents, attorneys, accountants, members, managers, advisors, insurers, partners, control persons, family members (in their capacities as such), representatives, predecessors, successors, and assigns; and all heirs, executors, trustees, representatives, and administrators of any of the foregoing.

1.25           “Released Claims” shall collectively mean: (i) any and all claims for relief (including Unknown Claims, as defined in ¶1.34 below), actions, suits, claims, debts, disputes, demands, rights, liabilities, sums of money due, judgments, matters, issues, charges of any kind (including, but not limited to, any claims for interest, attorneys’ fees, expert or consulting fees, and any other costs, expenses, amounts, or liabilities whatsoever), and claims of relief or causes of action of every nature and description whatsoever, known or unknown, whether or not concealed or hidden, asserted or unasserted, fixed or contingent, accrued or unaccrued, liquidated or unliquidated, at law or in equity, matured or unmatured, foreseen or unforeseen, whether arising under federal or state statutory or common law, or any other law, rule, or regulation, whether foreign or domestic, that were asserted in the Actions or could have been asserted in the Actions by Plaintiffs, IDEX, or by any other stockholder of IDEX against each and every Defendant and the Released Persons, asserted in, arising out of, relating to, or based upon the subject matter, allegations, facts, transactions, matters, events, occurrences, acts, disclosures, statements, SEC filings, practices, omissions, or failures to act that were alleged, set forth, involved, or referred to in the complaints filed in the Actions; (ii) any and all claims (known or unknown) against each and every Defendant and the Released Persons that would have been barred by res judicata had the Actions been fully litigated to final judgment; and (iii) any claims in connection with, based upon, arising out of, or relating to the Settlement, but excluding any claims to enforce the Settlement set forth in this Stipulation.

1.26           “Released Persons” means, collectively, IDEX, the Individual Defendants, and their Related Persons. “Released Person” means, individually, any of the Released Persons.

1.27           “Releasing Parties” means Plaintiffs and their Related Persons, all other Current IDEX Stockholders (solely in their capacity as IDEX stockholders) and their Related Persons, Plaintiffs’ Counsel, and IDEX. “Releasing Party” means, individually, any of the Releasing Parties.

1.28           “Settlement” means the settlement and compromise of the derivative claims asserted in the Actions as provided for in this Stipulation.

1.29              “Settlement Hearing” means the hearing set by the Court to review the adequacy, fairness, and reasonableness of the Settlement set forth in this Stipulation and to determine: (i) whether to enter the Judgment; and (ii) all other matters properly before the Court.

1.30            “Settling Defendants” means the Settling Individual Defendants and nominal defendant, IDEX.

1.31            “Settling Defendants’ Counsel” means undersigned counsel for the Settling Individual Defendants.

1.32           “Settling Individual Defendants” means Zheng Wu a/k/a Bruno Wu, Bing Yang, Robert G. Benya, Alfred Poor, Conor McCarthy, James S. Cassano, Harry Edelson, Jerry Fan, Steve Fadem, Shane McMahon, Federico Tovar, and John Wallace.

1.33           “Settling Parties” means Plaintiffs and the Settling Defendants.

1.34           “Unknown Claims” means any claim(s) that any Releasing Party does not know of or suspect to exist in his, her, or its favor at the time of the release of the Released Persons, including claims that, if known by him, her, or it, might have affected his, her, or its settlement with and release of the Released Persons or might have affected his, her, or its decision not to object to this Settlement. With respect to any and all Released Claims, including Unknown Claims, the Settling Parties stipulate and agree that, upon the Effective Date, the Releasing Parties shall expressly waive and relinquish, and each Current IDEX Stockholder shall be deemed to have and by operation of the Judgment shall have expressly waived and relinquished to the fullest extent permitted by law, the provisions, rights and benefits conferred by and under California Civil Code § 1542, and any other law of the United States or any state or territory of the United States, or principle of common law, which is similar, comparable or equivalent to California Civil Code § 1542, which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

The Releasing Parties acknowledge that they and Current IDEX Stockholders may hereafter discover facts in addition to or different from those now known or believed to be true by them, with respect to the subject matter of the Released Claims, but the Releasing Parties, and every Current IDEX Stockholder shall be deemed to and by operation of the Judgment shall completely, fully, finally, and forever compromise, settle, release, discharge, and extinguish any and all Released Claims, known or unknown, suspected or unsuspected, contingent or non-contingent, accrued or unaccrued, apparent or unapparent, whether or not concealed or hidden, which do now exist, or heretofore existed, or may hereafter exist, upon any theory of law or equity now existing or coming into existence in the future, and without regard to the subsequent discovery of additional or different facts. The Settling Parties acknowledge that the foregoing waiver was separately bargained for and is a key element of the Stipulation of which this release is a material and essential part.

2.	TERMS OF THE SETTLEMENT

2.1             As a result of the filing, pendency, and settlement of the Actions, other than as set forth below, within thirty (30) days of the date that the Court enters the Judgment, the Board of IDEX shall implement the Reforms, detailed in Exhibit A attached hereto, for a period of no less than five (5) years.

2.2              IDEX acknowledges and agrees that the Reforms confer substantial benefits upon IDEX and its shareholders. IDEX also acknowledges and agrees that the filing, pendency, and settlement of the Actions was the primary factor in the Company’s decision to adopt and implement the Reforms. The fact that IDEX has implemented, or has agreed to implement, changes, modifications, or enhancements to its corporate governance policies and practices shall not be construed as an admission that any such enhanced policies or practices are legally required, or to the extent such policies or practices were not in place in the past, constituted a failure of compliance, a breach of any duty, or any other wrongdoing.

3.	APPROVAL AND NOTICE

3.1              Promptly after execution of this Stipulation, the Derivative Plaintiffs and Settling Defendants shall submit this Stipulation together with its exhibits to the Court and shall jointly apply for entry of an order (the “Preliminary Approval Order”), substantially in the form of Exhibit B attached hereto, requesting: (i) preliminary approval of the Settlement set forth in this Stipulation; (ii) approval of the form and manner of providing notice of the Settlement to Current IDEX Stockholders; and (iii) a date for the Settlement Hearing.

3.2              IDEX shall undertake the administrative responsibility for giving notice to Current IDEX Stockholders and shall be solely responsible for paying the costs and expenses related to providing notice to Current IDEX Stockholders. Within twenty (20) days after the entry of the Preliminary Approval Order, IDEX shall: (1) post a copy of the notice of settlement (“Notice”) and the Stipulation and exhibits thereto on the Company’s website; (2) publish the Notice one time in an edition of Investor’s Business Daily; and (3) file the Notice and Stipulation and exhibits thereto as an attachment to a Form 8-K filed with the SEC. The Notice shall provide a link to IDEX’s website where the Notice and Stipulation and exhibits thereto may be viewed. The Settling Parties believe the content and manner of the notice, as set forth in this paragraph, constitutes adequate and reasonable notice to Current IDEX Stockholders pursuant to applicable law and due process. No later than thirty (30) days following entry of the Preliminary Approval Order, Settling Defendants’ Counsel shall file with the Court an appropriate affidavit or declaration with respect to filing, publishing, and posting of the notice of the Settlement.

3.3              Pending the Effective Date, all proceedings in the Actions shall be stayed except as otherwise provided herein.

3.4              Pending the Effective Date or the termination of the Stipulation according to its terms, Plaintiffs, Plaintiffs’ Counsel, and any Current IDEX Stockholders, derivatively on behalf of IDEX, and anyone who acts or purports to act on their behalf are barred and enjoined from commencing, prosecuting, instigating, or in any way participating in the commencement or prosecution of any action asserting any Released Claims against any of the Released Persons in any court or tribunal.

4.	ATTORNEYS’ FEES AND REIMBURSEMENT OF EXPENSES

4.1              In recognition of the substantial benefits conferred upon IDEX as a direct result of the Reforms and Plaintiffs’ and Plaintiffs’ Counsel’s efforts in connection with the Actions, and subject to Court approval, Defendants’ insurers shall pay Plaintiffs’ Counsel’s attorneys’ fees and expenses in the total amount of four hundred and fifty thousand dollars ($450,000) (the “Fee and Expense Award”). Such Fee and Expense Award shall cover all fees and expenses for all Plaintiffs’ Counsel in the Actions.

4.2             The Fee and Expense Award, or such other amount as may be awarded by the Court, shall constitute final and complete payment for Plaintiffs’ Counsel’s attorneys’ fees and expenses that have been incurred or will be incurred in connection with the Actions. The Fee and Expense Award shall be funded to the escrow account of The Brown Law Firm, P.C. (“Escrow Account”) by Defendants’ insurers within thirty (30) calendar days of the date that the Court enters the Preliminary Approval Order. Plaintiffs’ Counsel shall provide to Settling Defendants’ Counsel, within five (5) calendar days after entry of the Preliminary Approval Order, all necessary payment details to accomplish payment of the Fee and Expense Award to the Escrow Account, and an executed Form W-9. Settling Defendants and Settling Defendants’ Counsel shall have no responsibility for, nor bear any risk or liability with respect to, the Escrow Account, its operation, and any taxes or expenses incurred in connection with the Escrow Account. Plaintiffs’ Counsel shall be solely responsible for any administrative costs associated with the Escrow Account as well as the filing of all informational and other tax returns with the Internal Revenue Service, or any other state or local taxing authority, as may be necessary or appropriate.

4.3              The Fee and Expense Award shall remain in the Escrow Account until the entry of an order approving the Fee and Expense Award, at which time the Fee and Expense Award shall be immediately releasable to Plaintiffs’ Counsel, notwithstanding the existence of any timely filed objections thereto or potential for appeal therefrom, or collateral attack on the settlement or any part thereof. Should the Court order the payment of attorneys’ fees and expenses to Plaintiffs’ Counsel in an amount less than the agreed Fee and Expense Award prior to, or at the time of, entry of the Judgment, then only the Court-approved amount shall be released to Plaintiffs’ Counsel. Any amounts remaining in the Escrow Account shall be returned to the Defendants’ insurers within twenty (20) calendar days of entry of the Judgment or a final judgment after any appeal is concluded.

4.4              If for any reason any condition in Section IV, ¶ 6.1 is not met and the Effective Date of the Stipulation does not occur, if the Stipulation is in any way cancelled or terminated, or if the Judgment is reversed on appeal, then each of Plaintiffs’ Counsel and their successors shall be obligated to repay to Ideanomics and/or its insurer, within twenty (20) calendar days after written notification of such an event, the amount of the Fee and Expense Award paid by the Settling Defendants' insurer that they received. In the event of any failure to obtain final approval of the full amount of the Fee and Expense Award, or upon any appeal and/or further proceedings on remand, or successful collateral attack, which results in the Judgment or the Fee and Expense Award being overturned or substantially modified, each of Plaintiff's Counsel and their successors shall be obligated to repay to Ideanomics and/or its insurer, within twenty (20) calendar days, the portion of the Fee and Expense Award paid by the Settling Defendants' insurer that they received and that was ultimately not awarded to Plaintiffs’ Counsel.

4.5             Defendants, including IDEX, and Settling Defendants’ Counsel shall have no responsibility for, and no liability with respect to, the allocation of the attorneys’ fees and expenses awarded among Plaintiffs’ Counsel or distribution of attorneys’ fees and expenses from the Escrow Account.

4.6              Plaintiffs’ Counsel may apply to the Court for a service award of up to one thousand five hundred dollars ($1,500) for each of the Plaintiffs (“Service Awards”), only to be paid upon Court approval, and to be paid from the Fee and Expense Award in recognition of Plaintiffs’ participation and effort in the prosecution of the Actions. Settling Defendants shall not oppose Plaintiffs’ Counsel’s application for the Service Awards. The failure of the Court to approve any Service Award, in whole or in part, shall have no effect on the Settlement set forth in this Stipulation.

4.7              Except as otherwise provided herein, each of the Settling Parties shall bear his,her, or its own costs and attorneys' fees.

5.	RELEASES

5.1             Within five (5) days after the Effective Date, Plaintiff Zare will file appropriate papers with the United States District Court for the District of Nevada to voluntarily dismiss the Nevada Action with prejudice.

5.2              Upon the Effective Date, Plaintiffs, Plaintiffs’ Counsel, and each of the Current IDEX Stockholders (solely in their capacity as IDEX stockholders) shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever waived, released, relinquished, discharged and dismissed all derivative Released Claims (including Unknown Claims) against the Released Persons, and Settling Defendants’ Counsel and their Related Persons, including any and all claims (including Unknown Claims) against the Released Persons asserted in, arising out of, relating to, or in connection with the defense, Settlement, or resolution of the Actions.

5.3              Upon the Effective Date, Plaintiffs, Plaintiffs’ Counsel, and each of the Current IDEX Stockholders (solely in their capacity as IDEX stockholders) shall be forever barred, estopped, and enjoined from commencing, instituting, or prosecuting any of the derivative Released Claims (including Unknown Claims) or any action or other proceeding against any of the Released Persons based on the Released Claims, or any action or proceeding arising out of, relating to, or in connection with the Released Claims or the filing, prosecution, defense, settlement, or resolution of the Actions. Nothing herein shall in any way impair or restrict the rights of any Party to enforce the terms of this Stipulation.

5.4              Upon the Effective Date, IDEX, shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished, and discharged all Released Claims (including Unknown Claims) against the Released Persons.

5.5              Upon the Effective Date, IDEX shall be forever barred, estopped, and enjoined from commencing, instituting, or prosecuting any of the Released Claims (including Unknown Claims) or any action or other proceeding against any of the Released Persons based on the Released Claims, or any action or proceeding arising out of, relating to, or in connection with the Released Claims or the filing, prosecution, defense, settlement, or resolution of the Actions. Nothing herein shall in any way impair or restrict the rights of any Party to enforce the terms of this Stipulation.

5.6              Upon the Effective Date, each of the Released Persons shall be deemed to have fully, finally, and forever released, relinquished, and discharged Plaintiffs and their Related Persons, Plaintiffs’ Counsel and their Related Persons, and IDEX Current Stockholders (solely in their capacity as IDEX stockholders) from all claims (including unknown claims), asserted in, arising out of, relating to, or in connection with the institution, prosecution, assertion, settlement, or resolution of the Actions or the Released Claims. Nothing herein shall in any way impair or restrict the rights of any Party to enforce the terms of this Stipulation.

6.	CONDITIONS OF SETTLEMENT; EFFECT OF DISAPPROVAL, CANCELLATION, OR TERMINATION

6.1              The Effective Date of this Stipulation shall be conditioned on the occurrence of all of the following events:

a.                  Court approval of the content and method of providing notice of the proposed Settlement to Current IDEX Stockholders, and the subsequent dissemination of the notice of the proposed Settlement to Current IDEX Stockholders;

b.                  Court entry of the Judgment, in all material respects in the form set forth as Exhibit D annexed hereto, approving the Settlement and dismissing the Consolidated Action with prejudice, without awarding costs to any party, except as provided herein;

c.                   payment of the Fee and Expense Award in accordance with Section IV (¶¶4.1-4.2); and

d.                   the passing of the date upon which the Judgment becomes Final.

6.2              If the Nevada Action is not dismissed with prejudice and/or any of the conditions specified above in Section IV (¶6.1) are not met, then this Stipulation shall be canceled and terminated subject to Section IV (¶¶6.3, 6.4), unless counsel for the Settling Parties mutually agree in writing to proceed with this Stipulation.

6.3              Each of the Settling Parties shall have the right to terminate the Settlement by providing written notice of their election to do so to all other Settling Parties within twenty (20) calendar days of the date on which: (i) the Court refuses to approve this Stipulation, or the terms contained herein, in any material respect; (ii) the Preliminary Approval Order is not entered in substantially the form attached as Exhibit B hereto; (iii) the Judgment is not entered in substantially the form attached as Exhibit D hereto; (iv) the Judgment is reversed or substantially modified on appeal, reconsideration, or otherwise; (v) the payment of the Fee and Expense Award in accordance with Section IV (¶¶4.1-4.2) herein is not made; or (vi) the Effective Date of the Settlement cannot otherwise occur; except that such termination shall not be effective unless and until the terminating Settling Party has, within twenty (20) calendar days of the date on which notice of the termination event has been provided to all other Settling Parties, attempted in good faith to confer with the other Settling Parties to attempt to remedy the issue. Any order or proceeding relating to the Fee and Expense Award, or any appeal from any order relating thereto or reversal or modification thereof, shall not operate to cancel the Stipulation, allow for the termination of the Settlement, or affect or delay the finality of the Judgment approving the Settlement.

6.4              If for any reason the Effective Date of this Stipulation does not occur, or if this Stipulation is in any way canceled, terminated or fails to become Final in accordance with its terms: (a) all Parties shall be restored to their respective positions in the Actions as of May 17, 2021; (b) all releases delivered in connection with this Stipulation shall be null and void, except as otherwise provided for in this Stipulation; (c) the Fee and Expense Award paid to Plaintiffs’ Counsel shall be refunded and returned to the Defendants’ insurers within twenty (20) business days; and (d) all negotiations, proceedings, documents prepared, and statements made in connection herewith or with the mediation shall be without prejudice to the Parties, shall not be deemed or construed to be an admission by a Settling Party of any act, matter, or proposition, and shall not be used in any manner for any purpose in any subsequent proceeding in the Consolidated Action, the Nevada Action, or in any other action or proceeding. In such event, the terms and provisions of this Stipulation shall have no further force and effect (other than those set forth in Section IV, Paragraphs 1.1-1.34, 3.4, 4.3-4.4, 6.2-6.4, 7.4-7.15 hereof) with respect to the Parties and shall not be used in the Consolidated Action, the Nevada Action, or in any other proceeding for any purpose.

7.	MISCELLANEOUS PROVISIONS

7.1              The Settling Parties: (a) acknowledge that it is their intent to consummate this Stipulation; and (b) agree to act in good faith and cooperate to take all reasonable and necessary steps to expeditiously implement the terms and conditions of this Stipulation.

7.2              In the event that any part of the Settlement is found to be unlawful, void, unconscionable, or against public policy by a court of competent jurisdiction, the remaining terms and conditions of the Settlement shall remain intact.

7.3              The Settling Parties agree that the terms of the Settlement were negotiated in good faith and at arm’s length by the Settling Parties, and reflect a settlement that was reached voluntarily based upon adequate information and after consultation with competent legal counsel. The Settling Parties intend this Settlement to be a final and complete resolution of all disputes between them with respect to the Actions and Released Claims. The Settlement comprises claims that are contested and shall not be deemed an admission by any Party as to the merits of any claim, allegation, or defense. Subject to, and conditional on, the Court’s final approval of the settlement contemplated herein, the Settling Parties agree that each has complied fully with the applicable requirements of good faith litigation. No Parties shall take the position that the Actions were brought or defended in bad faith or in violation of Rule 11 of the Federal Rules of Civil Procedure.

7.4              Neither this Stipulation nor the Settlement, nor any act performed or document executed pursuant to or in furtherance of this Stipulation or the Settlement: (i) is or may be deemed to be or may be offered, attempted to be offered or used in any way by the Parties or any other Person as a presumption, a concession or an admission of, or evidence of, any fault, wrongdoing, liability, or non-liability of the Parties or Released Persons, or of the validity or infirmity of any Released Claims; or (ii) is intended by the Settling Parties to be offered or received as evidence or used by any other person in any other actions or proceedings, whether civil, criminal, or administrative, other than to enforce the terms therein.

7.5              Neither this Stipulation nor the Settlement, nor any act performed or document executed pursuant to or in furtherance of this Stipulation, or the Settlement, shall be admissible in any proceeding for any purpose, except to enforce the terms of the Settlement; provided, however, that the Released Persons may refer to the Settlement, and file the Stipulation and/or the Judgment, in any action that may be brought against them to effectuate the liability protections granted them hereunder, including, without limitation, to support a defense or claim based on principles of res judicata, collateral estoppel, full faith and credit, release, standing, good faith settlement, judgment bar or reduction or any other theory of claim preclusion or issue preclusion or similar defense or claim under U.S. federal or state law or foreign law.

7.6              Nothing in this Stipulation, or the negotiations or proceedings relating to the Settlement, is intended to or shall be deemed to constitute a waiver of any applicable privilege or immunity, including, without limitation, the attorney-client privilege, the joint defense privilege, the accountants' privilege, or work product immunity; further, all information and documents transmitted between Plaintiffs’ Counsel and Settling Defendants’ Counsel in connection with the Settlement shall be kept confidential and shall be inadmissible in any proceeding in any U.S. federal or state court or other tribunal or otherwise, in accordance with Rule 408 of the Federal Rules of Evidence as if such Rule applied in all respects in any such proceeding or forum.

7.7              Information or materials obtained in the Settling Parties’ mediation remain confidential and may not be used or offered in any proceeding for any purpose.

7.8              While maintaining their positions that the claims and defenses asserted in the Actions are meritorious, Plaintiffs and Plaintiffs’ Counsel, on the one hand, and Defendants and Settling Defendants’ Counsel, on the other, shall not make any public statements or statements to the media (whether or not for attribution) that disparage the other’s business, conduct, or reputation, or that of their counsel, based on the subject matter of the Actions. Notwithstanding the foregoing, each of the Settling Parties reserves their right to rebut, in a manner that such party determines to be reasonable and appropriate, any contention made in any public forum that the Actions were brought or defended in bad faith or without a reasonable basis.

7.9              This Stipulation may be modified or amended only by a writing signed by the signatories hereto.

7.10            This Stipulation shall be deemed drafted equally by all Settling Parties.

7.11            No representations, warranties, or inducements have been made to any of the Settling Parties concerning this Stipulation or its exhibits other than the representations, warranties, and covenants contained and memorialized in such documents.

7.12            The exhibits to this Stipulation are material and integral parts hereof and are fully incorporated herein by this reference.

7.13            This Stipulation and the exhibits attached hereto constitute the entire agreement among the Settling Parties with respect to the subject matter hereof and supersede all prior and contemporaneous oral and written agreements and discussions.

7.14           Plaintiffs’ Counsel represents that Plaintiffs are IDEX stockholders andhave been stockholders at all relevant times.

7.15          In the event that there exists a conflict or inconsistency between the terms of this Stipulation and the terms of any exhibit hereto, the terms of this Stipulation shall prevail.

7.16            This Stipulation may be executed in one or more counterparts, including by signature transmitted by facsimile or e-mailed PDF files. Each counterpart, when so executed, shall be deemed to be an original, and all such counterparts together shall constitute the same instrument.

7.17            This Stipulation shall be considered to have been negotiated, executed and delivered, and to be wholly performed, in the State of New York, and the rights and obligations of the Settling Parties shall be construed and enforced in accordance with, and governed by, the internal, substantive laws of the State of New York without giving effect to that State’s choice of law principles.

7.18           Without affecting the finality of the Judgment entered in accordance with this Stipulation, the Court shall retain jurisdiction to implement and enforce the terms of the Stipulation and the Judgment and to consider any matters or disputes arising out of or relating to the Settlement, and the Settling Parties submit to the jurisdiction of the Court for purposes of implementing and enforcing the Settlement embodied in the Stipulation and Judgment.

7.19           Any planned, proposed, or actual sale, merger, or change-in-control of IDEX shall not void this Stipulation. The Stipulation shall run to the Parties’ respective successors-in-interest. In the event of a planned, proposed, or actual sale, merger, or change-in-control of IDEX, the Settling Parties shall continue to seek court approval of the Settlement expeditiously, including, but not limited to, the Settlement terms reflected in this Stipulation and the Fee and Expense Award.

7.20            In the event any proceedings by or on behalf of IDEX, whether voluntary or involuntary, are initiated under any chapter of the United States Bankruptcy Code, including an act of receivership, asset seizure, or similar federal or state law action (“Bankruptcy Proceedings”), the Settling Parties agree to use their reasonable best efforts to obtain all necessary orders, consents, releases, and approvals for effectuation of this Stipulation in a timely and expeditious manner. In the event of any Bankruptcy Proceedings by or on behalf of IDEX, the Settling Parties agree that all dates and deadlines set forth herein will be extended for such periods of time as are necessary to obtain necessary orders, consents, releases and approvals from the bankruptcy court to carry out the terms and conditions of the Stipulation.

7.21           After prior notice to the Court, but without further order of the Court, the Settling Parties may agree to reasonable extensions of time to carry out any provisions of this Stipulation.

7.22           Any dispute arising out of or relating to the Settlement shall be resolved by the Mediator, or by a mutually agreed upon private neutral, first by way of mediation and, if unsuccessful, then by way of final, binding, non-appealable arbitration.

IN WITNESS WHEREOF, the Settling Parties have caused the Stipulation to be executed by their duty authorized attorneys and dated as of December 10, 2021.

THE ROSEN LAW FIRM, P.A

Phillip Kim
275 Madison Avenue, 40th Floor New York, NY 10016 Telephone: (212) 686-1060
E-mail: pkim@rosenlegal.com

THE BROWN LAW FIRM, P.C.
Timothy Brown
767 Third Avenue, Suite 2501 New York, NY 10017 Telephone: (516) 922-5427
E-mail: tbrown@thebrownlawfirm.net

Co-Lead Counsel for Derivative Plaintiffs

GAINEY McKENNA & EGLESTON

Thomas J. Mc a
501 Fifth Avenue, 19th Floor New York, NY 10017 Telephone: (212) 983-1300 Email: tjmckenna@gme-law.com

Counsel for Plaintiff Alireza Zare

VENABLELLP

George Kostolampros
600 Massachusetts Avenue NW
Washington, DC 20001
Telephone: (202) 344-4426
Email: gkostolampros@venable.com

Thomas J. Welling, Jr.
Xochitl S. Strohbehn
1270 Avenue of the Americas, 24th Floor New York, NY 10104
Telephone: (212) 307-5500 Email: tjwelling@venable.com Email: xsstrohbehn@venable.com

Counsel for Nominal Defendant Ideanomics, Inc. and Individual Defendants Bing Yang, Robert G. Benya, Alfred Poor, Conor McCarthy, James S. Cassano, Harry Edelson, Jerry Fan, Shane McMahon, and John Wallace

GAINEY McKENNA & EGLESTON

Thomas J. McKenna
501 Fifth Avenue, 19th Floor New York, NY 10017 Telephone: (212) 983-1300 Email: tjmckenna@gme-law.com

Counsel for Plaintiff Alireza Zare

VENABLE LLP

George Kostolampros
600 Massachusetts Avenue NW Washington, DC 20001
Telephone: (202) 344-4426
Email: gkostolampros@venable.com

Thomas J. Welling, Jr. Xochitl S. Strohbehn
1270 Avenue of the Americas, 24th Floor New York, NY 10104
Telephone: (212) 307-5500 Email: tjwelling@venable.com Email: xsstrohbehn@venable.com

Counsel for Nominal Defendant Ideanomics, Inc. and Individual Defendants Bing Yang, Robert G. Benya, Alfred Poor, Conor McCarthy, James S. Cassano, Harry Edelson, Jerry Fan, Shane McMahon, and John Wallace

ARNOLD & PORTER KAYE SCHOLER LLP

Aaron Miner
Amanda Raines
250 West 55th Street
New York, NY 10019
Telephone: (212) 836-8000
Email: aaron.miner@arnoldporter.com
Email: amanda.raines@arnoldporter.com

Counsel for Defendant Zheng Wu a/k/a Bruno Wu

ARENT FOX LLP

Hunter T. Carter
1301 Avenue of the Americas, 42nd Floor New York, NY 10019
Telephone: (212) 484.3946
Email: hunter.carter@arentfox.com

Counsel for Defendant Federico Tovar

REED SMITH LLP

Steven A. Miller
10 South Wacker Drive, 40th Floor Chicago, IL 60606
Telephone: (312) 207-1000
Email: samiller@reedsmith.com

Counsel for Defendant Steve Fadem

ARNOLD & PORTER KAYE SCHOLER LLP

Aaron Miner Amanda Raines
250 West 55th Street New York, NY 10019
Telephone: (212) 836-8000
Email: aaron.miner@arnoldporter.com Email: amanda.raines@arnoldporter.com

Counsel for Defendant Zheng Wu a/k/a Bruno Wu

ARENT FOX LLP

Hunter T. Carter
1301 Avenue of the Americas, 42nd Floor New York, NY 10019
Telephone: (212) 484.3946
Email: hunter.carter@arentfox.com

Counsel for Defendant Federico Tovar

REED SMITH LLP

Steven A. Miller
10 South Wacker Drive, 40th Floor Chicago, IL 60606
Telephone: (312) 207-1000 Email: samiller@reedsmith.com

Counsel for Defendant Steve Fadem

ARNOLD & PORTER KAYE SCHOLER LLP

Aaron Miner Amanda Raines
250 West 55th Street New York, NY 10019
Telephone: (212) 836-8000
Email: aaron.miner@arnoldporter.com
Email: amanda.raines@arnoldporter.com

Counsel for Defendant Zheng Wu a/k/a Bruno Wu

ARENT FOX LLP

Hunter T. Carter
1301 Avenue of the Americas, 42nd Floor New York, NY 10019
Telephone: (212) 484.3946
Email: hunter.carter@arentfox.com

Counsel for Defendant Federico Tovar

REED SMITH LLP

Steven A. Miller
10 South Wacker Drive, 40th Floor Chicago, IL 60606
Telephone: (312) 207-1000
Email: samiller@reedsmith.com

Counsel for Defendant Steve Fadem

IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTICT OF NEW YORK

IN RE IDEANOMICS, INC. DERIVATIVE LITIGATION	Lead Case No. 1:20-cv-05333-GBD EXHIBIT A

CORPORATE GOVERNANCE REFORMS

Except as otherwise set forth below, within thirty (30) days of issuance of a final order approving the settlement of the shareholder derivative actions titled Zare v. Wu, et al., 3:20-cv- 00608 (D. Nev.) and In re Ideanomics, Inc. Derivative Litigation, Lead Case No. 1:20-cv-05333- GBD (S.D.N.Y.) (collectively, the “Derivative Actions”), the Board of Directors of Ideanomics, Inc. (“Ideanomics” or the “Company”), shall implement the reforms below (“Reforms”) for a period of no less than five (5) years after the Effective Date (as defined in the Stipulation of Settlement dated December 10, 2021).

Ideanomics acknowledges and agrees that the Reforms confer substantial benefits upon Ideanomics and its shareholders. Ideanomics also acknowledges and agrees that the filing, pendency, and settlement of the Derivative Actions was the primary factor in the Company’s decision to adopt and implement the Reforms.

1.	Enhancements to the Company’s Current Policies

a.	Related Party Transactions Policy—The Company will implement the following changes to its current Related Party Transactions Policy:

•	Requiring all board members and executive officers to submit to the Audit Committee an up-to-date list of companies in which those board members or executive officers are a director, officer, and/or in which they have a controlling interest and to promptly update the list when any such changes occur.

•	In addition to the Audit Committee, a majority of the Board’s independent directors must approve or ratify any related-party transaction, and Ideanomics must make timely public disclosures on an annual basis of all such transactions that are determined to be material. In addition to the factors already considered by the Audit Committee, the Board’s independent directors shall consider the business purpose for any proposed related-party transaction, the fairness of the transaction to the Company, and whether the proposed transaction impairs the independence of any outside director or presents an improper conflict of interest for any Ideanomics officer or director, whether or not s/he is involved in the transaction. The Audit Committee and Board will only approve or ratify transactions, after review, that are fair to the Company and not inconsistent with the best interests of the Company and its stockholders. In addition, any director who may be interested in a related-party transaction must recuse himself from any consideration of such related party transaction.

1

b.	Insider Trading Policy—The Company will enhance its Insider Trading Policy by requiring all insider transactions be subject to the provisions of a 10b5-1 trading plan.

2.	Recruitment of a General Counsel—The Company will engage in a search for a General Counsel for the Company and will provide to the Board a listing of names of potential candidates for the Board’s consideration. Following this consideration and within one (1) year of the issuance of a final order approving the settlement, the Company shall hire a General Counsel.

3.	Creation of a Clawback Policy—The Company will adopt a clawback policy in which Ideanomics’ Board may recover incentive compensation from an executive officer who is involved in wrongful conduct that results in a restatement to the Company’s financial statements.

a.	The policy will permit recoupment of compensation for two years preceding (i) the date on which restatement is required (in event of restatement) and (ii) the date on which an executive officer first committed detrimental conduct (in event of misconduct).

b.	The Board shall have sole discretion in determining whether an officer's conduct has or has not met any particular standard of conduct under law or Company policy or agreement.

4.	Creation of Acquisition Oversight Committee—The Company shall adopt a resolution and draft a charter formally creating a Board-level Acquisition Oversight Committee (“AOC Committee”) that includes the following:

a.	The AOC Committee shall consist of at least three (3) independent board members;

b.	The purpose of the AOC Committee shall be to assist the Board with its oversight responsibilities regarding: (i) the integrity and accuracy of the Company’s press releases and regulatory filings with respect to Ideanomics’ domestic and international acquisitions, including anticipated benefits provided by such transactions; (ii) the Company’s compliance with legal and regulatory requirements related to due diligence and material disclosures related to the target company; and (iii) the effectiveness of the Company’s protocols and procedures to comply with such protocols;

c.	The AOC Committee shall ensure that the Board is aware when any issues arising out of a proposed acquisition, including those pertaining to due diligence and integration, are sufficiently material to trigger a disclosure obligation;

d.	To fulfill its duties, the AOC Committee shall be provided information from the CEO, CFO, and/or other management engaged in the transaction, about proposed business combinations conducted by Ideanomics from initiation through integration, including: (i) an overview of the target company; (ii) an overview of the transaction; (iii) Ideanomics’ integration plan; (iv) key agreements and terms; and (v) financial summaries and assumptions about the transaction;

e.	The AOC Committee shall keep the Board apprised of its activities, especially as it relates to due diligence before full execution of any acquisition and shall directly advise the Board in detail of its material findings on a periodic basis. The AOC Committee shall annually prepare a written report to the Board summarizing its activities, conclusions, and recommendations for the past year and its agenda for the coming year; and

f.	Ideanomics shall post the AOC Committee Charter on its website.

2

5.	Creation of a Risk and Disclosure Committee—The Company shall adopt a resolution formally designating its Audit Committee to act concomitantly as a Risk and Disclosure Committee (“Risk Committee”). The Risk Committee's duties shall specifically include:

a.	Meeting at least twice annually, in executive sessions at which management directors are not present;

b.	Monitoring the compliance of the Company and employees with all risk assessment and reporting procedures; and

c.	Identifying material risks relating to the Company's internal controls, as well as relevant considerations relating to Ideanomics’ disclosures of these risks.

d.	Additionally, the Risk Committee shall have the authority to retain separate and independent advisors or counsel to aid in fulfilling its responsibilities, the retention of which shall be at the Company’s expense.

6.	Employee and Director Training—The Company will formally provide for training on corporate governance for board members and officers at least once annually as well as to all employees on the Company’s code of conduct and relevant policies and procedures.

7.	Updating Corporate Governance Documents—The Company shall revise all of its Corporate Governance documents to incorporate the reforms set forth herein. Additionally, the Company shall post all Corporate Governance documents on its website, specifically including all revised documents, new charters, and new policies. The Company shall also ensure that all future Proxy Statements include accurate links to its Corporate Governance documents.

3

IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTICT OF NEW YORK

IN RE IDEANOMICS, INC. DERIVATIVE LITIGATION	Lead Case No. 1:20-cv-05333-GBD EXHIBIT B

[PROPOSED] PRELIMINARY APPROVAL ORDER

This matter came before the Court for a hearing on December 14, 2021. Derivative Plaintiffs1 have made an unopposed motion, pursuant to Rule 23.1 of the Federal Rules of Civil Procedure, for an order: (i) preliminarily approving the proposed settlement (“Settlement”) of stockholder derivative claims brought on behalf of Ideanomics, Inc. (“IDEX,” or the “Company”) in accordance with the Stipulation of Settlement dated as of December 10, 2021 (the “Stipulation”); (ii) approving the form and manner of the notice of the Settlement; and (iii) setting a date for the Settlement Hearing.2

WHEREAS, the Stipulation sets forth the terms and conditions for the Settlement, including, but not limited to a proposed Settlement and dismissal with prejudice of the above- captioned consolidated stockholder derivative action brought on behalf of IDEX (the “Consolidated Action”), and resolution of plaintiff Alireza Zare’s claims in the Nevada Action (collectively, the “Derivative Actions”).

1 “Derivative Plaintiffs” refers to plaintiffs Ali Toorani and Joe Elleisy, Jr. in the above-captioned consolidated stockholder derivative action. Derivative Plaintiffs, together with Alireza Zare (who is plaintiff to a related shareholder derivative action pending in the United States District Court for the District of Nevada titled, Zare v. Wu, et al., 3:20-cv-608 (the “Nevada Action”) are collectively referred to as “Plaintiffs.”

2 Except as otherwise expressly provided below or as the context otherwise requires, all capitalized terms contained herein shall have the same meanings and/or definitions as set forth in the Stipulation.

WHEREAS, the Court having: (i) read and considered Plaintiffs’ Unopposed Motion for Preliminary Approval of Derivative Settlement together with the accompanying Memorandum of Points and Authorities; (ii) read and considered the Stipulation, as well as all the exhibits attached thereto; and (iii) heard and considered arguments by counsel for the Settling Parties in favor of preliminary approval of the Settlement;

WHEREAS, the Court finds, upon a preliminary evaluation, that the proposed Settlement falls within the range of possible approval criteria, as it provides a beneficial result for IDEX and appears to be the product of serious, informed, non-collusive negotiations overseen by an experienced mediator; and

WHEREAS, the Court also finds, upon a preliminary evaluation, that IDEX stockholders should be apprised of the Settlement through the proposed form and means of notice, allowed to file objections, if any, thereto, and appear at the Settlement Hearing.

NOW, THEREFORE, IT IS HEREBY ORDERED, ADJUDGED, AND DECREED AS FOLLOWS:

1.               This Court, for purposes of this order (“Preliminary Approval Order”), adopts the definitions set forth in the Stipulation.

2.               This Court preliminarily approves, subject to further consideration at the Settlement Hearing described below, the Settlement as set forth in the Stipulation as being fair, reasonable, and adequate.

3.                A hearing shall be held on , 2021 at _.m., before theHonorable George B. Daniels, at the U.S. District Court for the Southern District of New York, 500 Pearl Street, New York, New York 10007 (the “Settlement Hearing”), at which the Court will determine: (i) whether the terms of the Stipulation should be approved as fair, reasonable, and adequate; (ii) whether the form of the notice of the Settlement and means of dissemination of the notice of the Settlement fully satisfied the requirements of Rule 23.1 of the Federal Rules of Civil Procedure and the requirements of due process; (iii) whether all Released Claims against the Released Persons should be fully and finally released; (iv) whether the agreed-to Fee and Expense Award as well as the Service Awards should be approved; and (v) such other matters as the Court may deem appropriate.

4.            The Court finds that the form, substance, and dissemination of information regarding the proposed Settlement in the manner set out in this Preliminary Approval Order constitutes the best notice practicable under the circumstances and complies fully with Rule 23.1 of the Federal Rules of Civil Procedure and due process.

5.             Within ten (10) days after the entry of this Preliminary Approval Order, IDEX shall: (1) post a copy of the notice of settlement (“Notice”) and the Stipulation and exhibits thereto on the Company’s website; (2) publish the Notice one time in an edition of Investor’s Business Daily; and (3) file the Notice and Stipulation and exhibits thereto as an attachment to a Form 8-K filed with the U.S. Securities and Exchange Commission. The Notice shall provide a link to IDEX’s website where the Notice and Stipulation and exhibits thereto may be viewed.

6.                  All costs incurred in the publication, filing and posting of the notice of the Settlement shall be paid by IDEX, and IDEX shall undertake all administrative responsibility for the publication, filing and posting of the notice of the Settlement.

7.                  No later than twenty (20) days following entry of this Order, Settling Defendants’ Counsel shall file with the Court an appropriate affidavit or declaration with respect to filing, publishing, and posting the notice of the Settlement as provided for in paragraph 5 of this Preliminary Approval Order.

8.                  All Current IDEX Stockholders shall be subject to and bound by the provisions of the Stipulation and the releases contained therein, and by all orders, determinations, and judgments in the Consolidated Action concerning the Settlement, whether favorable or unfavorable to Current IDEX Stockholders.

9.                  Pending the Effective Date or the termination of the Stipulation according to its terms, Plaintiffs and IDEX stockholders, and anyone who acts or purports to act on their behalf, are barred and enjoined from commencing, prosecuting, instigating, or in any way participating in the commencement or prosecution of any action asserting any Released Claims derivatively against any of the Released Persons in any court or tribunal.

10.              Any stockholder of IDEX common stock may appear and show cause, if he, she, or it has any reason why the Settlement embodied in the Stipulation should not be approved as fair, reasonable, and adequate, or why a judgment should or should not be entered hereon, or the Fee and Expense Award or Service Awards should not be awarded. However, no IDEX stockholder shall be heard or entitled to contest the approval of the proposed Settlement, or, if approved, the Judgment to be entered hereon, unless that IDEX stockholder has caused to be filed, and served on counsel as noted below, written objections stating all supporting bases and reasons for the objection, and setting forth proof, including documentary evidence, of current ownership of IDEX stock and ownership of IDEX stock as of December 10, 2021.

11.                  At least twenty-one (21) calendar days prior to the Settlement Hearing set for, 2021, any such person must file the written objection(s) and corresponding materials with the Clerk of the Court, U.S. District Court for the Southern District of New York, 500 Pearl Street, New York, New York 10007 and serve such materials by that date, to each of the following Settling Parties’ counsel:

Counsel for Plaintiffs:

THE ROSEN LAW FIRM, P.A.

Phillip Kim

275 Madison Avenue, 40th Floor New York, NY 10016 Telephone: (212) 686-1060

Facsimile: (212) 202-3827

E-mail: pkim@rosenlegal.com

THE BROWN LAW FIRM, P.C.

Timothy Brown

767 Third Avenue, Suite 2501 New York, NY 10017 Telephone: (516) 922-5427

Facsimile: (516) 344-6204

E-mail: tbrown@thebrownlawfirm.net

Co-Lead Counsel for Derivative Plaintiffs

GAINEY McKENNA & EGLESTON

Thomas J. McKenna

501 Fifth Avenue, 19th Floor New York, NY 10017 Telephone: (212) 983-1300 Email: tjmckenna@gme-law.com

Counsel for Plaintiff Alireza Zare

Counsel for Settling Defendants:

VENABLE LLP

George Kostolampros

600 Massachusetts Avenue NW Washington, DC 20001

Telephone: (202) 344-4426

Email: gkostolampros@venable.com

ARNOLD & PORTER KAYE SCHOLER LLP

Aaron Miner Amanda Raines

250 West 55th Street New York, NY 10019

Telephone: (212) 836-8000

Email: aaron.miner@arnoldporter.com amanda.raines@arnoldporter.com

ARENT FOX LLP

Hunter T. Carter

1301 Avenue of the Americas 42nd Floor

New York, NY 10019 Telephone: (212) 484.3946

Email: hunter.carter@arentfox.com

REED SMITH LLP

Steven A. Miller

10 South Wacker Drive, 40th Floor Chicago, IL 60606

Telephone: (312) 207-1000 Email: samiller@reedsmith.com

12.              Only stockholders who have filed with the Court and sent to the Settling Parties’ counsel valid and timely written notices of objection will be entitled to be heard at the hearing unless the Court orders otherwise.

13.              Any Person or entity who fails to appear or object in the manner provided herein shall be deemed to have waived such objection and shall forever be foreclosed from making any objection to the fairness, reasonableness, or adequacy of the Settlement and to the Fee and Expense Award and Service Awards, unless otherwise ordered by the Court, but shall be forever bound by the Judgment to be entered and the releases to be given as set forth in the Stipulation.

14.              Derivative Plaintiffs shall file their motion for final approval of the Settlement at least twenty-eight (28) calendar days prior to the Settlement Hearing. If there is any objection to the Settlement, Derivative Plaintiffs shall file a response to the objection(s) at least seven (7) calendar days prior to the Settlement Hearing.

15.              All proceedings in this Consolidated Action are stayed until further order of the Court, except as may be necessary to implement the Settlement or comply with the terms of the Stipulation.

16.              This Court may, for good cause, extend any of the deadlines set forth in this Preliminary Approval Order without further notice to stockholders.

17.              Neither the Stipulation nor the Settlement, nor any act performed or document executed pursuant to or in furtherance of the Stipulation or the Settlement: (i) is or may be deemed to be or may be offered, attempted to be offered or used in any way by the Parties or any other Person as a presumption, a concession or an admission of, or evidence of, any fault, wrongdoing, liability, or non-liability of the Parties or Released Persons, or of the validity or infirmity of any Released Claims; or (ii) is intended by the Settling Parties to be offered or received as evidence or used by any other person in any other actions or proceedings, whether civil, criminal, or administrative, other than to enforce the terms therein.

18.              Information or materials obtained in the Settling Parties’ mediation remain confidential and may not be used or offered in any proceeding for any purpose.

19.              The Court reserves the right to hold the Settlement Hearing telephonically or by videoconference without further notice to IDEX stockholders. Any IDEX stockholder (or his, her or its counsel) who wishes to appear at the Settlement Hearing should consult the Court’s calendar and/or IDEX’s corporate website for any change in date, time or format of the Settlement Hearing. The Court may approve the Settlement and any of its terms, with such modifications as may be agreed to by the Settling Parties, if appropriate, without further notice to Current IDEX Stockholders. The Court retains jurisdiction to consider all further applications arising out of or connected with the Settlement.

IT IS SO ORDERED.

DATED:
HONORABLE GEORGE B. DANIELS
U.S. DISTRICT JUDGE

IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTICT OF NEW YORK

IN RE IDEANOMICS, INC. DERIVATIVE LITIGATION	Lead Case No. 1:20-cv-05333-GBD EXHIBIT C

NOTICE OF PENDENCY AND PROPOSED SETTLEMENT OF STOCKHOLDER DERIVATIVE ACTIONS

TO: ALL RECORD HOLDERS AND BENEFICIAL OWNERS OF IDEANOMICS, INC. (“IDEX” OR THE “COMPANY”) COMMON STOCK (TICKER SYMBOL: IDEX) AS OF DECEMBER 10, 2021.

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. THIS NOTICE RELATES TO A PROPOSED SETTLEMENT AND DISMISSAL WITH PREJUDICE OF STOCKHOLDER DERIVATIVE LITIGATION AND CONTAINS IMPORTANT INFORMATION REGARDING YOUR RIGHTS.

IF THE COURT APPROVES THE SETTLEMENT OF THE DERIVATIVE ACTIONS, IDEX SHAREHOLDERS WILL BE FOREVER BARRED FROM CONTESTING THE APPROVAL OF THE PROPOSED SETTLEMENT AND DISMISSAL WITH PREJUDICE, AND FROM PURSUING RELEASED CLAIMS.

THIS ACTION IS NOT A “CLASS ACTION.” THUS, THERE IS NO COMMON FUND UPON WHICH YOU CAN MAKE A CLAIM FOR A MONETARY PAYMENT.

PLEASE TAKE NOTICE that this action is being settled on the terms set forth in a Stipulation of Settlement, dated as of December 10, 2021 (the “Stipulation”). The purpose of this Notice is to inform you of:

•              the existence of the above-captioned consolidated derivative action captioned In re Ideanomics, Inc. Derivative Litigation, Lead Case No. 1:20-cv-05333-GBD, pending in this Court (the “Consolidated Action”),

•              the existence of a similar derivative action pending in the United States District Court for the District of Nevada captioned Zare v. Wu, et al., 3:20-cv-00608 (collectively, the “Actions”),

•               the proposed settlement between Plaintiffs1 and Settling Defendants reached in the Actions (the “Settlement”),

1 All capitalized terms used in this notice, unless otherwise defined herein, are defined as set forth in the Stipulation.

1

•              the hearing to be held by the Court to consider the fairness, reasonableness, and adequacy of the Settlement and dismissal of the Consolidated Action with prejudice,

•                 Plaintiffs’ Counsel’s application to the Court for an award of fees and expenses,

and

•                 Plaintiffs’ Counsel’s application to the Court for case service awards to the Plaintiffs.

This Notice describes what steps you may take in relation to the Settlement. This Notice is not an expression of any opinion by the Court about the truth or merits of Plaintiffs’ claims or Defendants’ defenses. This Notice is solely to advise you of the proposed Settlement of the Actions and of your rights in connection with the proposed Settlement.

Summary

As of December 10, 2021, IDEX, in its capacity as a nominal defendant, entered into the Stipulation to resolve the Actions filed derivatively on behalf of IDEX, in the United States District Court for the Southern District of New York (the “Court”) and in the United States District Court for the District of Nevada against certain current and former directors and officers of the Company and against the Company as a nominal defendant. The Stipulation and the settlement contemplated therein (the “Settlement”), subject to the approval of the Court, are intended by the Settling Parties to fully, finally, and forever compromise, resolve, discharge, and settle the Released Claims and to result in the complete dismissal of the Actions with prejudice, upon the terms and subject to the conditions set forth in the Stipulation. The proposed Settlement requires the Company to adopt certain corporate governance reforms and procedures, as outlined in Exhibit A to the Stipulation (“Reforms”).

In recognition of the substantial benefits conferred upon IDEX as a direct result of the Reforms achieved through the prosecution and Settlement of the Actions, and subject to Court approval, the Settling Parties agreed that Defendants’ insurers shall pay Plaintiffs’ Counsel their attorneys’ fees in the amount of four hundred and fifty thousand dollars ($450,000) (the “Fee and Expense Award”), subject to Court approval. Plaintiffs’ Counsel shall also apply to the Court for service awards to be paid to each of the three Plaintiffs in the amount of one thousand five hundred dollars ($1,500.00) each (the “Service Awards”), to be paid out of the Fee and Expense Award.

This notice is a summary only and does not describe all of the details of the Stipulation. For full details of the matters discussed in this summary, please see the full Stipulation and its exhibits posted on the Company’s website, www.ideanomics.com, contact Plaintiffs’ Counsel at the addresses listed below, or inspect the full Stipulation filed with the Clerk of the Court.

What are the Lawsuits About?

The Actions are brought derivatively on behalf of nominal defendant IDEX and allege that the Individual Defendants violated the federal securities laws and/or breached their fiduciary duties by making or permitting the Company to make materially false statements or omissions, causing the Company to fail to maintain internal controls, and committing other violations of state and federal law with respect to the Company’s crude oil business and purported blockchain technology, related party transactions with the Company’s Executive Chairman and Chief Executive Officer at the time, and IDEX’s purported “one million square foot EV expo center” in Qingdao, China.

2

The complaints in the Actions allege counts for breach of fiduciary duty, unjust enrichment, abuse of control, gross mismanagement, waste of corporate assets, and/or violations of Section 14(a) of the Securities Exchange of 1934 (the “Exchange Act”) and seek contribution under Sections 10(b) and 21D of the Exchange Act.

Why is there a Settlement of the Actions?

The Court has not decided in favor of Defendants or Plaintiffs in the Consolidated Action. Instead, the Settling Parties have agreed to the Settlement to avoid the distraction, costs, and risks of further litigation, and because the Company has determined that the corporate governance reforms that the Company will adopt as part of the Settlement provide substantial benefits to IDEX and its shareholders.

Settling Defendants have denied and continue to deny each and all of the claims and contentions alleged by Plaintiffs in the Actions. The Settling Defendants have expressly denied and continue to deny all charges of wrongdoing or liability against them arising out of any of the conduct, statements, acts, or omissions alleged, or that could have been alleged, in the Actions. Nonetheless, the Settling Defendants have concluded that it is desirable for the Actions to be fully and finally settled in the matter and upon the terms and conditions set forth in this Stipulation.

The Settlement Hearing, and Your Right to Object to the Settlement

On , 2021, the Court entered an order preliminarily approving the Stipulation and the Settlement contemplated therein (the “Preliminary Approval Order”) and providing for notice of the Settlement to be made to IDEX shareholders. The Preliminary Approval Order further provides that the Court will hold a hearing (the “Settlement Hearing”) on , 2021 at : _.m. before the Honorable George B. Daniels at the U.S. District Court for the Southern District of New York, 500 Pearl Street New York, NY 10007 to among other things: (i) determine whether the proposed Settlement is fair, reasonable and adequate and in the best interests of the Company and its shareholders; (ii) consider any objections to the Settlement submitted in accordance with this Notice; (iii) determine whether a judgment should be entered dismissing all claims in the Consolidated Action with prejudice, and releasing the Released Claims against the Released Persons; (iv) whether the Court should approve the agreed-to Fee and Expense Award; (v) whether the Court should approve the Service Awards, which shall be funded from the Fee and Expense Award to the extent approved by the Court; and (vii) consider any other matters that may properly be brought before the Court in connection with the Settlement.

The Court may, in its discretion, change the date and/or time of the Settlement Hearing without further notice to you. The Court also has reserved the right to hold the Settlement Hearing telephonically or by videoconference without further notice to you. If you intend to attend the Settlement Hearing, please consult the Court’s calendar and/or the website of IDEX, www.ideanomics.com, for any change in date, time or format of the Settlement Hearing.

3

Any IDEX shareholder who wishes to object to the fairness, reasonableness, or adequacy of the Settlement as set forth in the Stipulation, or to the Fee and Expense Award or Service Awards, may file with the Court a written objection. An objector must, at least twenty-one (21) calendar days prior to the Settlement Hearing: (1) file with the Clerk of the Court and serve (either by hand delivery or by first class mail) upon the below listed counsel a written objection to the Settlement setting forth (a) the nature of the objection, (b) proof of ownership of IDEX common stock as of December 10, 2021 and through the date of the filing of any such objection, including the number of shares of IDEX common stock held and the date of purchase or acquisition, (c) any and all documentation or evidence in support of such objection; (d) the identities of any cases, by name, court, and docket number, in which the shareholder or his, her, or its attorney has objected to a settlement in the last three years; and (2) if intending to appear, and requesting to be heard, at the Settlement Hearing, he, she, or it must, in addition to the requirements of (1) above, file with the Clerk of the Court and serve (either by hand delivery or by first class mail) upon the below listed counsel (a) a written notice of his, her, or its intention to appear at the Settlement Hearing, (b) a statement that indicates the basis for such appearance, (c) the identities of any witnesses he, she, or it intends to call at the Settlement Hearing and a statement as to the subjects of their testimony, and (d) any and all evidence that would be presented at the Settlement Hearing. Any objector who does not timely file and serve a notice of intention to appear in accordance with this paragraph shall be foreclosed from raising any objection to the Settlement and shall not be permitted to appear at the Settlement Hearing, except for good cause shown.

IF YOU MAKE A WRITTEN OBJECTION, IT MUST BE RECEIVED BY THE CLERK OF THE COURT NO LATER THAN , 2021. The Clerk’s address is:

Clerk of the Court,

U.S. District Court for the Southern District of New York, 500 Pearl Street

New York, NY 10007

YOU ALSO MUST DELIVER COPIES OF THE MATERIALS TO PLAINTIFFS’ COUNSEL AND SETTLING DEFENDANTS’ COUNSEL SO THEY ARE RECEIVED NO LATER THAN , 2021. Counsel’s addresses are:

Counsel for Plaintiffs:

THE ROSEN LAW FIRM, P.A.

Phillip Kim

275 Madison Avenue, 40th Floor New York, NY 10016

Telephone: (212) 686-1060

E-mail: pkim@rosenlegal.com

THE BROWN LAW FIRM, P.C.

Timothy Brown

767 Third Avenue, Suite 2501 New York, NY 10017

Telephone: (516) 922-5427

E-mail: tbrown@thebrownlawfirm.net

GAINEY McKENNA & EGLESTON Thomas J. McKenna 501 Fifth Avenue, 19th Floor New York, NY 10017 Telephone: (212) 983-1300 Email: tjmckenna@gme-law.com

4

Counsel for Settling Defendants:

VENABLE LLP

George Kostolampros

600 Massachusetts Avenue NW Washington, DC 20001

Telephone: (202) 344-4426 Email: gkostolampros@venable.com

ARENT FOX LLP

Hunter T. Carter

1301 Avenue of the Americas 42nd Floor

New York, NY 10019 Telephone: (212) 484.3946

Email: hunter.carter@arentfox.com

ARNOLD & PORTER KAYE SCHOLER LLP

Aaron Miner 250 West 55th Street

New York, NY 10019 Telephone: (212) 836-8000

Email: aaron.miner@arnoldporter.com

REED SMITH LLP

Steven A. Miller

10 South Wacker Drive, 40th Floor Chicago, IL 60606

Telephone: (312) 207-1000 Email: samiller@reedsmith.com

An objector may file an objection on his, her, or its own or through an attorney hired at his, her, or its own expense. If an objector hires an attorney to represent him, her, or it for the purposes of making such objection, the attorney must serve (either by hand delivery or by first class mail) a notice of appearance on the counsel listed above and file such notice with the Court no later than twenty-one (21) calendar days before the Settlement Hearing. Any IDEX shareholder who does not timely file and serve a written objection complying with the above terms shall be deemed to have waived, and shall be foreclosed from raising, any objection to the Settlement, and any untimely objection shall be barred.

Any objector who files and serves a timely, written objection in accordance with the instructions above, may appear at the Settlement Hearing either in person or through counsel retained at the objector’s expense. Objectors need not attend the Settlement Hearing, however, in order to have their objections considered by the Court.

If you are an IDEX shareholder and do not take steps to appear in this action and object to the proposed Settlement, you will be bound by the Judgment of the Court and will forever be barred from raising an objection to the settlement in this Consolidated Action, and from pursuing any of the Released Claims.

IDEX SHAREHOLDERS AS OF DECEMBER 10, 2021 WHO HAVE NO OBJECTION TO THE SETTLEMENT DO NOT NEED TO APPEAR AT THE SETTLEMENT HEARING OR TAKE ANY OTHER ACTION.

Interim Stay and Injunction

Pending the Court’s determination as to final approval of the Settlement, Plaintiffs and Plaintiffs’ Counsel, and any IDEX shareholders, derivatively on behalf of IDEX, are barred and enjoined from commencing, prosecuting, instigating, or in any way participating in the commencement or prosecution of any action asserting any Released Claims derivatively against any of the Released Persons in any court or tribunal.

5

Scope of the Notice

This Notice is a summary description of the Actions, the complaints, the terms of the Settlement, and the Settlement Hearing. For a more detailed statement of the matters involved in the Actions, reference is made to the Stipulation and its exhibits, copies of which may be reviewed and downloaded at www.ideanomics.com.

* * *

You may obtain further information by contacting Plaintiffs’ Counsel at: Timothy Brown, The Brown Law Firm, P.C., 767 Third Avenue, Suite 2501, New York, NY 10017, Telephone: (516) 922-5427, E-mail: tbrown@thebrownlawfirm.net; or Phillip Kim, The Rosen Law Firm, P.A., 275 Madison Avenue, 40th Floor, New York, NY 10016, Telephone: (212) 686-1060, E- mail: pkim@rosenlegal.com; or Thomas J. McKenna, Gainey McKenna & Egleston, 501 Fifth Avenue, 19th Floor, New York, NY 10017, Telephone: (212) 983-1300, E-mail: tjmckenna@gme- law.com. Please Do Not Call the Court or Settling Defendants with Questions About the Settlement.

6

IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTICT OF NEW YORK

IN RE IDEANOMICS, INC. DERIVATIVE LITIGATION	Lead Case No. 1:20-cv-05333-GBD EXHIBIT D

[PROPOSED] ORDER AND FINAL JUDGMENT

This matter came before the Court for hearing on , 2021, to consider approval of the proposed settlement (“Settlement”) set forth in the Stipulation of Settlement dated as of December 10, 2021, and the exhibits thereto (the “Stipulation”). The Court has reviewed and considered all documents, evidence, objections (if any), and arguments presented in support of or against the Settlement. Good cause appearing therefore, the Court enters this [Proposed] Order and Final Judgment (the “Judgment”).

IT IS HEREBY ORDERED, ADJUDGED, AND DECREED that:

1.                  This Judgment incorporates by reference the definitions in the Stipulation, and all capitalized terms used herein shall have the same meanings as set forth in the Stipulation.

2.                  This Court has jurisdiction over the subject matter of the Consolidated Action, including all matters necessary to effectuate the Settlement, and over the Settling Parties.

3.                  The Court finds that the form of the notice of the Settlement and the means of dissemination of the notice of the Settlement provided to Current IDEX Stockholders constituted the best notice practicable under the circumstances and fully satisfied the requirements of Rule

23.1 of the Federal Rules of Civil Procedure and the requirements of due process.

4.                  The Court hereby approves the Settlement set forth in the Stipulation and finds that the Settlement is, in all respects, fair, reasonable, and adequate to each of the Settling Parties, and further finds that the Settlement is in the best interests of IDEX and its stockholders.

5.                  The Consolidated Action and all claims contained therein, as well as all of the Released Claims against Released Persons, are dismissed with prejudice. The Settling Parties are to bear their own costs, except as otherwise provided below.

6.                  Upon the Effective Date, Plaintiffs, Plaintiffs’ Counsel, and each of the Current IDEX Stockholders (solely in their capacity as IDEX stockholders) shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever waived, released, relinquished, discharged and dismissed all derivative Released Claims (including Unknown Claims) against the Released Persons, including any and all claims (including Unknown Claims) against the Released Persons arising out of, relating to, or in connection with the defense, Settlement, or resolution of the Actions.

7.                  Upon the Effective Date, Plaintiffs, Plaintiffs’ Counsel, and each of the Current IDEX Stockholders (solely in their capacity as IDEX stockholders) shall be forever barred, estopped, and enjoined from commencing, instituting, or prosecuting any of the derivative Released Claims (including Unknown Claims) or any action or other proceeding against any of the Released Persons based on the Released Claims, or any action or proceeding arising out of, relating to, or in connection with the Released Claims or the filing, prosecution, defense, settlement, or resolution of the Actions. Nothing herein shall in any way impair or restrict the rights of any Party to enforce the terms of the Stipulation.

8.                  Upon the Effective Date, IDEX, shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished, and discharged all Released Claims (including Unknown Claims) against the Released Persons.

9.                  Upon the Effective Date, IDEX shall be forever barred, estopped, and enjoined from commencing, instituting, or prosecuting any of the Released Claims (including Unknown Claims) or any action or other proceeding against any of the Released Persons based on the Released Claims, or any action or proceeding arising out of, relating to, or in connection with the Released Claims or the filing, prosecution, defense, settlement, or resolution of the Actions. Nothing herein shall in any way impair or restrict the rights of any Party to enforce the terms of the Stipulation.

10.              Upon the Effective Date, each of the Released Persons shall be deemed to have fully, finally, and forever released, relinquished, and discharged Plaintiffs and their Related Persons, Plaintiffs’ Counsel and their Related Persons, and Current IDEX Stockholders (solely in their capacity as IDEX stockholders) and their Related Persons from all claims (including unknown claims), arising out of, relating to, or in connection with the institution, prosecution, assertion, settlement, or resolution of the Actions or the Released Claims. Nothing herein shall in any way impair or restrict the rights of any Party to enforce the terms of the Stipulation.

11.              During the course of the litigation, all parties and their respective counsel at all times complied with the requirements of Rule 11 of the Federal Rules of Civil Procedure.

12.              The Court hereby approves the sum of $450,000 for the payment of Plaintiffs’ Counsel’s attorneys’ fees and expenses (“Fee and Expense Award”) and finds that the Fee and Expense Award is fair and reasonable. No other fees, costs, or expenses may be awarded to Plaintiffs’ Counsel in connection with the Settlement. The Fee and Expense Award shall be distributed in accordance with the terms of the Stipulation.

13.              The Court hereby approves the Service Awards of $1,500 for each of the three Plaintiffs to be paid from Plaintiffs’ Counsel’s Fee and Expense Award in recognition of Plaintiffs’ participation and effort in the prosecution of the Actions.

14.              Neither the Stipulation nor the Settlement, nor any act performed or document executed pursuant to or in furtherance of the Stipulation or the Settlement: (i) is or may be deemed to be or may be offered, attempted to be offered or used in any way by the Parties or any other Person as a presumption, a concession or an admission of, or evidence of, any fault, wrongdoing, liability, or non-liability of the Parties or Released Persons, or of the validity or infirmity of any Released Claims; or (ii) is intended by the Settling Parties to be offered or received as evidence or used by any other person in any other actions or proceedings, whether civil, criminal, or administrative, other than to enforce the terms therein.

15.              Without affecting the finality of the Judgment entered in accordance with the Stipulation, the Court shall retain jurisdiction to implement and enforce the terms of the Stipulation and the Judgment and to consider any matters or disputes arising out of or relating to the Settlement, and the Settling Parties submit to the jurisdiction of the Court for purposes of implementing and enforcing the Settlement embodied in the Stipulation and Judgment, and for matters or disputes arising out of or relating to the Settlement.

16.              Pursuant to Rule 23.1 of the Federal Rules of Civil Procedure, this Court hereby finally approves the Stipulation and Settlement in all respects, and orders the Settling Parties to perform its terms to the extent the Settling Parties have not already done so.

17.              This Judgment is a final judgment, and the Court finds that no just reason exists for delay in entering the Judgment in accordance with the Stipulation. Accordingly, the Clerk is hereby directed to enter this Judgment forthwith in accordance with Rule 58 of the Federal Rules of Civil Procedure.

IT IS SO ORDERED.

DATED:
HONORABLE GEORGE B. DANIELS
U.S. DISTRICT JUDGE